UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 30, 2003

                             Commerce Bancorp, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)




       New Jersey                       0-12874                   22-2433468
(State or other jurisdiction     (Commission File Number)      (IRS Employer
    of incorporation)                                          Identification
                                                                    Number)


Commerce Atrium, 1701 Route 70 East, Cherry Hill, NJ        08034-5400
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code: 856-751-9000

ITEM 9.     REGULATION FD DISCLOSURE

In light of published articles concerning the possible investigation of the municipal underwriting business of Commerce Capital Markets, Inc., a subsidiary of Commerce Bancorp, Inc., we are not aware of any formal investigation.

However, as you might expect, we have received an informal non-public confidential inquiry from the SEC. The SEC staff has advised us that its inquiry should not be construed as an expression of opinion that any violation of law has occurred. We are fully cooperating with the SEC and are not at liberty to comment further. Commerce believes that it is in full compliance with all applicable laws and regulations.

Underwriting revenues from Commerce Capital Markets, Inc. are approximately 1% of Commerce Bancorp's consolidated revenue.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date: October 30, 2003              COMMERCE BANCORP, INC.

                                    By:  /s/ VERNON W. HILL, II
                                         ---------------------------------------
                                             Vernon W. Hill, II
                                             Chairman of the Board and President

                                    By:  /s/ DOUGLAS J. PAULS
                                         ---------------------------------------
                                             Douglas J. Pauls
                                             Senior Vice President and Chief
                                             Financial Officer